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                                                                Exhibit 6(a)(iv)

                                                          Dated November 8, 1995
                                   Schedule D
                                     to the
                             Distribution Agreement
                    between The Parkstone Group of Funds and
               BISYS Fund Services Limited Partnership (formerly
                   The Winsbury Company Limited Partnership)
                             Dated October 1, 1993

Name of Fund                                                Date
------------                                                ----

Parkstone Equity Fund - Investor B Shares                   October 1, 1993
Parkstone Small Capitalization Fund - Investor B Shares
Parkstone High Income Equity Fund - Investor B Shares
Parkstone Bond Fund - Investor B Shares
Parkstone Limited Maturity Bond Fund - Investor B Shares
Parkstone Intermediate Government Obligations
  Fund - Investor B Shares
Parkstone Municipal Bond Fund - Investor B Shares
Parkstone Michigan Municipal Bond Fund - Investor B Shares
Parkstone Balanced Fund - Investor B Shares
Parkstone U.S. Government Income Fund - Investor B Shares
Parkstone International Discovery Fund - Investor B Shares

Parkstone Large Capitalization Fund - Investor B Shares     November 8, 1995


THE PARKSTONE GROUP OF FUNDS             BISYS FUND SERVICES LIMITED
                                         PARTNERSHIP (formerly The Winsbury
                                         Company Limited Partnership)


                                         By:  BISYS FUND SERVICES, INC.
                                              General Partner


By:  /s/ GEORGE R. LANDRETH              By:  /s/ STEPHEN G. MINTOS
   --------------------------                -------------------------
   George R. Landreth                        Stephen G. Mintos
   President                                 Executive Vice President


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